As filed with the Securities and Exchange Commission on September 10, 2004
                                                      Registration No. 333-


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                --------------

                            AMCORE FINANCIAL, INC.
            (Exact name of registrant as specified in its charter)


           NEVADA                                    36-3183870
---------------------------------        -------------------------------------
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                              501 Seventh Street
                           Rockford, Illinois 61104
                                (815) 968-2241
                   (Address of Principal Executive Offices)

                             AMENDED AND RESTATED
                      AMCORE STOCK OPTION ADVANTAGE PLAN
                             (Full Title of Plan)

                                 JOHN R. HECHT
                            AMCORE FINANCIAL, INC.
                              501 SEVENTH STREET
                           ROCKFORD, ILLINOIS 61104
                                (815) 968-2241
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                 WITH COPY TO:
                               WILLIAM R. KUNKEL
                   Skadden, Arps, Slate, Meagher & Flom LLP
                        333 W. Wacker Drive, Suite 2100
                            Chicago, Illinois 60606
                                (312) 407-0700


                                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
                            Proposed Maximum      Proposed Maximum
   Title of Shares             Amount To           Offering Price         Aggregate             Amount of
   To Be Registered          Be Registered (1)      Per Share (2)      Offering Price (2)    Registration Fee
---------------------------------------------------------------------------------------------------------------
 Common Stock, par           350,000 shares           $28.46            $9,961,000.00           $1,262.06
 value $.22 per share(3)
---------------------------------------------------------------------------------------------------------------


(1) Together with an indeterminate number of shares of the Registrant's common stock that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant's Amended and Restated
     AMCORE Stock Option Advantage Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the Registrant's common stock. In accordance with Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, such indeterminable number of additional shares as may be issuable as a result of such adjustments are also registered hereby.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) of the Securities Act, as amended, based upon the average of the high and low prices of the Registrant's common stock on September 7, 2004, as reported on the NASDAQ.

(3) Includes Common Stock Purchase Rights which are attached to and trade with the Common Stock.


                               EXPLANATORY NOTE

         On February 11, 2004, the Compensation Committee of the Board of Directors of AMCORE Financial, Inc. (the "Company") approved an amendment to the Amended and Restated AMCORE Stock Option Advantage Plan (the "Plan") to increase the number of shares of common stock reserved under the Plan by 350,000 shares from 250,000 shares to 600,000 shares (the "Amendment"), subject to stockholder approval. The Company's stockholders approved the Amendment at the Annual Meeting of Stockholders on May 4, 2004.

         The Company is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register the additional shares of the Company's common stock that may be issued under the Plan as a result of the above-described actions by the Company's Board of Directors and stockholders. In accordance with General Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-75261), filed with the Commission on March 30, 1999, as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on September 30, 1999, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including portions of the Company's Definitive Proxy Statement for the 2004 Annual Meeting of Stockholders and the Notice of the 2004 Annual Meeting of Stockholders incorporated therein by reference.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

         (d) The description of the Company's common stock (including share purchase rights) contained in the registration statements filed pursuant to
Section 12 of the Exchange Act, including any amendment or report filed before or after this prospectus for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit Number        Description
--------------        -----------

     4.1 Rights Agreement, dated February 21, 1996, between AMCORE Financial, Inc. and Firstar Trust Company, as Rights Agent (Incorporated by reference to AMCORE's Form 8-A as filed with the Commission on February 27, 1996).

     4.2 Amendment to Rights Agreement, dated February 16, 2001, between AMCORE Financial, Inc. and Wells Fargo Bank Minnesota, N.A., naming Wells Fargo Bank Minnesota, N.A. as Rights Agent (Incorporated by reference to AMCORE's Form 8-K as filed with the Commission on February 27,
                      2001).

     5.1              Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

     10.1 Amended and Restated AMCORE Stock Option Advantage Plan, amended and restated effective as of May 4, 2004.

     23.1             Consent of KPMG LLP.

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

     24.1             Power of Attorney (included on signature page).


ITEM 9.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on September 10, 2004.

                                            AMCORE FINANCIAL, INC.


                                            By  /s/ John R. Hecht
                                                -----------------------------
                                                John R. Hecht
                                                Executive Vice President and
                                                Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 10, 2004 by the following persons on behalf of the Registrant in the capacities indicated.

           Name                    Title
           ----                    -----

    /s/ Kenneth E. Edge            Chairman and Chief Executive Officer
    -------------------            (principal executive officer)
      Kenneth E. Edge


    /s/ John R. Hecht              Executive Vice President and Chief Financial
    ------------------             Officer (principal financial officer and
       John R. Hecht               principal accounting officer)



         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of AMCORE Financial, Inc., a Nevada corporation, whose signature appears below constitutes and appoints Kenneth R. Edge and John R.
Hecht, and each of them, his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

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

               Name                Title                                          Date
               ----                -----                                          ----


      /s/ Kenneth E. Edge          Chairman and Chief Executive Officer           September 10, 2004
      -------------------          (principal executive officer)
          Kenneth E. Edge


      /s/ John R. Hecht            Executive Vice President and Chief Financial   September 10, 2004
      -----------------            Officer (principal financial officer and
          John R. Hecht            principal accounting officer)


      /s/ Paula A. Bauer           Director                                       September 10, 2004
      ------------------
          Paula A. Bauer


      /s/ Karen L. Branding        Director                                       September 10, 2004
      ---------------------
          Karen L. Branding


      /s/ Paul Donovan             Director                                       September 10, 2004
      ----------------
          Paul Donovan


      /s/ John W. Gleeson          Director                                       September 10, 2004
      -------------------
          John W. Gleeson


      /s/ John A. Halbrook         Director                                       September 10, 2004
      --------------------
          John A. Halbrook


      /s/ Frederick D. Hay         Director                                       September 10, 2004
      --------------------
          Frederick D. Hay


      /s/ William R. McManaman     Director                                       September 10, 2004
      ------------------------
          William R. McManaman


      /s/ Jack D. Ward             Director                                       September 10, 2004
      ----------------
          Jack D. Ward


      /s/ Gary L. Watson           Director                                       September 10, 2004
      ------------------
          Gary L. Watson



                               INDEX TO EXHIBITS

Exhibit Number        Description
--------------        -----------

     4.1 Rights Agreement, dated February 21, 1996, between AMCORE Financial, Inc. and Firstar Trust Company, as Rights Agent (Incorporated by reference to AMCORE's Form 8-A as filed with the Commission on February 27, 1996).

     4.2 Amendment to Rights Agreement, dated February 16, 2001, between AMCORE Financial, Inc. and Wells Fargo Bank Minnesota, N.A., naming Wells Fargo Bank Minnesota, N.A. as Rights Agent (Incorporated by reference to AMCORE's Form 8-K as filed with the Commission on February 27,
                      2001).

     5.1              Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

     10.1 Amended and Restated AMCORE Stock Option Advantage Plan, amended and restated effective as of May 4, 2004.

     23.1             Consent of KPMG LLP.

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

     24.1             Power of Attorney (included on signature page).